                                               EXHIBIT 23(c)



              [LETTERHEAD OF KPMG PEAT MARWICK]





                INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Norwest Corporation:

We consent to the use of our report dated January 19, 1994 incorporated herein by reference and to the reference to our firm under the heading "EXPERTS" in the prospectus. Our report refers to the Corporation's adoption of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."



                              /s/ KPMG Peat Marwick



Minneapolis, Minnesota
June 15, 1994